Protalix BioTherapeutics Announces
Closing of $69 Million Offering of Convertible Notes

CARMIEL, Israel, September 18, 2013 //GlobeNewswire - Protalix BioTherapeutics, Inc. (NYSE MKT:PLX, TASE:PLX) announced the closing of its offering of $69 million principal amount of its 4.50% Convertible Notes due 2018 (the “Notes”) through a private offering, including $9 million aggregate principal amount of Notes related to the initial purchaser’s over-allotment option, which was exercised in full.

The Notes are the unsecured, unsubordinated obligations of the Company. Interest on the Notes is payable semi-annually at a rate of 4.50% per annum, and the Notes will mature on September 15, 2018, unless earlier repurchased, converted or redeemed. Holders may require the Company to repurchase their Notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the Notes at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. The Company may redeem the Notes at its discretion on and after September 19, 2016, subject to certain conditions.

The Notes may be converted at the option of holders into shares of the Company’s common stock at any time prior to the close of business on the business day immediately preceding the stated maturity date of the Notes. The initial conversion rate is 173.6593 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $5.76 per share of common stock, subject to adjustment in certain circumstances. This initial conversion rate represents a premium of approximately 22.0% relative to the last reported sale price of the Company’s common stock on the NYSE MKT of $4.72 per share on September 12, 2013.

Net proceeds received by the Company from the offering of the Notes were approximately $66.8 million, after deducting the initial purchaser’s discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund clinical trials for its product candidates, to fund its research and development activities, to enhance its manufacturing capacity and for working capital and general corporate purposes.

The offering was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. Any offer of the securities has been made only by means of a private offering memorandum. The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx®. Protalix’s unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner. Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved for marketing by the U.S. Food and Drug Administration (FDA) in May 2012, by Israel’s Ministry of Health in September 2012, by the Brazilian National Health Surveillance Agency (ANVISA) in March 2013, by the Mexican Federal Commission for the Protection against Sanitary Risk (COFEPRIS) in April 2013, and by the regulatory authorities of other countries. Marketing applications for taliglucerase alfa have been filed in additional territories as well. Protalix has partnered with Pfizer Inc. for the worldwide development and commercialization of taliglucerase alfa, excluding Israel and Brazil, where Protalix retains full rights. Protalix’s development pipeline also includes the following product candidates: PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; an orally-delivered glucocerebrosidase enzyme that is produced and encapsulated within carrot cells, also for the treatment of Gaucher disease; pr-antiTNF, a similar plant cell version of etanercept (Enbrel®) for the treatment of certain immune diseases such as rheumatoid arthritis, juvenile idiopathic arthritis, ankylosing spondylitis, psoriatic arthritis and plaque psoriasis; PRX-110 for the treatment of Cystic Fibrosis; PRX-107 for the treatment of emphysema due to hereditary alpha1-antitrypsin deficiency; and others.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect," "plan" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. Drug discovery and development involve a high degree of risk. Factors that might cause material differences include, among others: risks relating to the sufficiency of the funds raised in the proposed offering, if any; risks relating to our use of the net proceeds from the proposed offering; risks related to the commercial sales of taliglucerase alfa in jurisdictions where it has been granted marketing approval; failure or delay in the commencement or completion of our preclinical studies and clinical trials which may be caused by several factors, including: unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; slower than expected rates of patient recruitment; inability to monitor patients adequately during or after treatment; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and lack of sufficient funding to finance the clinical trials; the risk that the results of our clinical trials will not support the applicable claims of safety or efficacy, that our product candidates will not have the desired effects or will include undesirable side effects or other unexpected characteristics; our dependence on performance by third-party providers of services and supplies, including without limitation, clinical trial services; delays in our preparation and filing of applications for regulatory approval; delays in the approval or potential rejection of any applications we file with the FDA, or other health regulatory authorities; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies and institutions; potential product liability risks; risks related to the potential infringement of a third party’s patents or other intellectual property rights; the uncertainty of obtaining patents covering our products and processes and in successfully enforcing our intellectual property rights against third parties; risks of securing adequate levels of product liability and clinical trial insurance coverage; and other factors described in our filings with the U.S. Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com